Exhibit 10.4





               DESCRIPTION OF CONSULTING AGREEMENT
                                OF
            CHAIRMAN OF THE BOARD OF PEOPLES STATE BANK



     The Chairman of the Board shall receive $1,000 per month from the date of his retirement as President of Peoples State Bank (June 15, 1999)

 through December 31, 2000, for providing consulting services to the Bank in connection with the transition of Bank management and for providing continuity and contact with Bank customers.